Exhibit 10.1

INVESTMENT ADVISORY AGREEMENT

BETWEEN

PRINCETON CAPITAL CORPORATION

AND

HOUSE HANOVER, LLC

THIS INVESTMENT ADVISORY AGREEMENT (this “Agreement”), dated as of May 31, 2018 (the “Effective Date”), is entered into by and between Princeton Capital Corporation, a Maryland corporation (the “Corporation”), and House Hanover, LLC, a Delaware limited liability company (the “Adviser”).

WHEREAS, the Corporation and the Adviser, entered into that certain Interim Investment Advisory Agreement dated as of January 1, 2018 (the “Interim Investment Advisory Agreement”), whereby the Adviser agreed to furnish investment advisory services to the Corporation on an interim basis in accordance with Rule 15a-4 of the Investment Company Act of 1940, as amended (the “Investment Company Act”);

WHEREAS, the Interim Investment Advisory Agreement (in accordance with Rule 15a-4(b)(1)(ii) of the Investment Company Act) has a term not to exceed one hundred fifty days from the effective date of the Interim Investment Advisory Agreement (i.e., the Interim Investment Advisory Agreement terminates on May 31, 2018);

WHEREAS, the Adviser has agreed to furnish investment advisory services to the Corporation, which has elected to operate as a business development company under the Investment Company Act; and

WHEREAS, this Agreement has been approved in accordance with the provisions of the Investment Company Act, and the Adviser is willing to furnish such services upon the terms and conditions herein set forth.

NOW, THEREFORE, in consideration of the mutual premises and covenants herein contained and other good and valuable consideration, the receipt of which is hereby acknowledged, it is agreed by and between the parties hereto as follows:

1.       In General. During the term of this Agreement, the Adviser agrees, all as more fully set forth herein, to act as investment advisor to the Corporation with respect to the investment of the Corporation’s assets and to supervise and arrange for the day-to-day operations of the Corporation and the purchase of assets for and the sale of assets held in the investment portfolio of the Corporation.

2.       Duties and Obligations of the Adviser with Respect to Investment of Assets of the Corporation.

(a)       Subject to the succeeding provisions of this paragraph and subject to the direction and control of the Board of Directors, during the term of this Agreement, the Adviser shall act as the investment advisor to the Company and manage the investment and reinvestment of the assets of the Company. Without limiting the generality of the foregoing, the Adviser shall, during the term and subject to the provisions of this Agreement, (i) determine the composition of the portfolio of the Corporation, the nature and timing of the changes therein and the manner of implementing such changes; (ii) identify, evaluate and negotiate the structure of the investments made by the Corporation; (iii) execute, close, service and monitor the investments that the Corporation makes; (iv) determine the securities and other assets that the Corporation will purchase, retain or sell; (v) perform due diligence on prospective portfolio companies; (vi) provide the Corporation with such other investment advisory, research and related services as the Corporation may, from time to time, reasonably require for the investment of its funds; and (vii) if directed by the Board of Directors, assist in the execution and closing of the sale of the Corporation’s assets or a sale of the equity of the Corporation in one or more transactions, however structured, in each case as approved by the Board of Directors. Nothing contained herein shall be construed to restrict the Corporation’s right to hire its own employees or to contract for administrative services to be performed by third parties, including but not limited to, the calculation of the net asset value of the Corporation’s shares.

(b)       In the performance of its duties under this Agreement, the Adviser shall at all times conform to, act in accordance with, and act so that the Corporation is in compliance with, any requirements imposed by (i) the provisions of the Investment Company Act and the Investment Advisers Act of 1940, as amended (the “Advisers Act”), and of any rules or regulations in force thereunder, subject to the terms of any exemptive order applicable to the Corporation; (ii) any other applicable provision of law; (iii) the provisions of the Charter and the Bylaws of the Corporation, as such documents are amended from time to time; (iv) the investment objectives, policies and restrictions applicable to the Corporation as set forth in the Corporation’s proxy or information statement as it may be amended from time to time by the Board of Directors; and (v) any policies and determinations of the Board of Directors that are provided in writing to the Adviser.

(c)       The Adviser will provide qualified personnel to fulfill its duties hereunder and, except as set forth in the following sentence, will bear all costs and expenses incurred in connection with its investment advisory duties hereunder. Except as provided in Section 5 hereof, the Corporation shall reimburse the Adviser for all direct and indirect costs and expenses incurred by the Adviser during the term of this Agreement for (i) due diligence of potential investments of the Corporation, (ii) monitoring performance of the Corporation’s investments, (iii) serving as officers of the Corporation, (iv) serving as directors and officers of portfolio companies of the Corporation, (v) providing managerial assistance to portfolio companies of the Corporation, and (vi) enforcing the Corporation’s rights in respect of its investments and disposing of its investments; provided, however, that, any third party expenses incurred by the Adviser in excess of $50,000 in the aggregate in any calendar quarter require advance approval by the Board of Directors. All allocations of costs and expenses made pursuant to this paragraph (c) shall be made pursuant to allocation guidelines approved from time to time by the Board of Directors. The Corporation shall also be responsible for the payment of all the Corporation’s other expenses, including payment of the fees payable to the Adviser under Section 6 hereof; organizational and offering expenses; expenses incurred in valuing the Corporation’s assets and computing its net asset value per share (including the cost and expenses of any independent valuation firm); subject to the limitations in the proviso in the immediately preceding sentence, expenses incurred by the Adviser that are payable to third parties, including agents, consultants or other advisors, in monitoring financial and legal affairs for the Corporation and in monitoring the Corporation’s investments and performing due diligence on the Corporation’s prospective portfolio companies or otherwise related to, or associated with, evaluating and making investments; interest payable on debt, if any, incurred to finance the Corporation’s investments and expenses related to unsuccessful portfolio acquisition efforts; offerings of the Corporation’s common stock and other securities; administration fees; transfer agent and custody fees and expenses; federal and state registration fees of the Corporation (but not the Adviser); all costs of registration and listing the Corporation’s shares on any securities exchange; federal, state and local taxes; independent directors’ fees and expenses; costs of preparing and filing reports or other documents required of the Corporation (but not the Adviser) by the Securities and Exchange Commission (“SEC”) or other regulators; costs of any reports, proxy statements or other notices to stockholders, including printing costs; the costs associated with individual or group stockholders; the Corporation’s allocable portion of the fidelity bond, directors and officers/errors and omissions liability insurance, and any other insurance premiums; direct costs and expenses of administration and operation of the Corporation, including printing, mailing, long distance telephone, copying, secretarial and other staff, independent auditors and outside legal costs; and all other non-investment advisory expenses incurred by the Corporation in connection with the administering the Corporation’s business.

(d)       The Adviser shall, at all times during the term of this Agreement and for one year thereafter, maintain directors and officers/errors and omissions liability insurance in an amount and with a provider reasonably acceptable to the Board of Directors.

(e)       The Adviser will place orders either directly with the issuer or with any broker or dealer. Subject to the other provisions of this paragraph, in placing orders with brokers and dealers, the Adviser will attempt to obtain the best price and the most favorable execution of its orders. In placing orders, the Adviser will consider the experience and skill of the firm’s securities traders as well as the firm’s financial responsibility and administrative efficiency. Consistent with this obligation, the Adviser may select brokers on the basis of the research, statistical and pricing services they provide to the Corporation and other clients of the Adviser. Information and research received from such brokers will be in addition to, and not in lieu of, the services required to be performed by the Adviser hereunder. A commission paid to such brokers may be higher than that which another qualified broker would have charged for effecting the same transaction, provided that the Adviser determines in good faith that such commission is reasonable in terms either of the transaction or the overall responsibility of the Adviser to the Corporation and its other clients and that the total commissions paid by the Corporation will be reasonable in relation to the benefits to the Corporation over the long term, subject to review by the Board of Directors of the Corporation from time to time with respect to the extent and continuation of such practice to determine whether the Corporation benefits, directly or indirectly, from such practice.

(f)       The Adviser may not assign or delegate, whether to a sub-adviser or otherwise, and whether by operation of law, merger or otherwise, all or any portion of its obligations under this Agreement without the prior written consent of the Board of Directors, which consent the Board of Directors may give, withhold, delay or condition for any reason or no reason in its sole discretion. Any purported assignment or delegation in violation of the immediately preceding sentence shall be void and of no force or effect.

(g)       At the request of the Corporation, the Adviser, upon any transition of the Corporation’s investment advisory relationship to another investment adviser or upon any internalization, shall provide reasonable transition assistance to the Corporation and any successor investment adviser.

3.       Services Not Exclusive. Nothing in this Agreement shall prevent the Adviser or any officer, employee or other affiliate thereof from acting as investment advisor for any other person, firm or corporation, or from engaging in any other lawful activity, and shall not in any way limit or restrict the Adviser or any of its officers, employees or agents from buying, selling or trading any securities for its or their own accounts or for the accounts of others for whom it or they may be acting; provided, however, that the Adviser will not undertake, and will cause its employees not to undertake, activities which, in its reasonable judgment, will adversely affect the performance of the Adviser’s obligations under this Agreement.

4.       No Agency Cross Transactions. From time to time, the Adviser or brokers or dealers affiliated with it may find themselves in a position to buy for certain of their brokerage clients (each an “Account”) securities which the Adviser’s investment advisory clients wish to sell, and to sell for certain of their brokerage clients securities which advisory clients wish to buy. Where one of the parties is an advisory client, the Adviser or the affiliated broker or dealer cannot participate in this type of transaction (known as a cross transaction) on behalf of an advisory client and retain commissions from one or both parties to the transaction without the advisory client’s consent. This is because in a situation where the Adviser is making the investment decision (as opposed to a brokerage client who makes his own investment decisions), and the Adviser or an affiliate is receiving commissions from both sides of the transaction, there is a potential conflicting division of loyalties and responsibilities on the Adviser’s part regarding the advisory client. The SEC has adopted a rule under the Advisers Act which permits the Adviser or its affiliates to participate on behalf of an Account in agency cross transactions if the advisory client has given written consent in advance. Neither the Adviser nor its affiliates may participate in agency cross transactions involving an Account without the prior written consent of the Board of Directors, which consent the Board of Directors may give, withhold, delay or condition for any reason or no reason in its sole discretion.

5.       Expenses. During the term of this Agreement, the Adviser will bear all compensation expense (including health insurance, pension benefits, payroll taxes and other compensation related matters) of its employees and shall bear the costs of any salaries or directors’ fees of any officers or directors of the Corporation who are affiliated persons (as defined in the Investment Company Act) of the Adviser; provided, however, that the Adviser, subject to approval by the Board of Directors, shall be entitled to reimbursement for the portion of any compensation expense and the costs of any salaries of any such employees to the extent attributable to services performed by such employees for the Corporation. During the term of this Agreement, the Adviser will also bear all costs and expenses incurred by the Adviser for office space rental, office equipment, utilities and other non-compensation related overhead allocable to performance of its obligations under this Agreement.

6.       Compensation of the Adviser. During the term of this Agreement, the Adviser, for its services to the Corporation, will be entitled to receive a management fee (the “Base Management Fee”) from the Corporation. The Base Management Fee will be calculated at an annual rate of 1.00% of the Corporation’s gross assets, including assets purchased with borrowed funds or other forms of leverage and excluding cash and cash equivalents, net of all indebtedness of the Corporation for borrowed money and other liabilities of the Corporation. The Base Management Fee is payable quarterly in arrears on a calendar quarter basis. The Base Management Fee will be calculated based on the average value of the Corporation’s net assets, determined as set forth in the second sentence of this Section 6, at the end of the two most recently completed calendar quarters prior to the quarter for which such fees are being calculated. In the event that (a) the Corporation or any of its assets are sold or transferred to an independent third party or (b) the Corporation or the Adviser receives an audit report or other independent third party valuation of any asset of the Corporation, the Board of Directors may adjust the value of the Corporation’s assets, and the resulting calculations of Base Management Fee, on a retroactive basis to account for the value of such asset in such sale, audit report or valuation. To the extent that any such adjustment increases the Base Management Fee payable with respect to any prior period, the Corporation shall promptly pay the amount of such increase to the Adviser. To the extent than any such adjustment decreases the Base Management Fee payable with respect to any prior period, the Adviser shall promptly refund the amount of such decrease to the Corporation; provided, that if the Adviser has not refunded any such amount prior to the date that the next Base Management Fee payment is due, then the Corporation may offset the amount of such refund against the Base Management Fee payment then due. Base Management Fees for any partial month or quarter will be appropriately pro-rated.

7.       Indemnification. The Adviser (and its officers, managers, employees and members) shall not be liable to the Corporation for any action taken or omitted to be taken by the Adviser in connection with the performance of any of its duties or obligations under this Agreement or otherwise as an investment adviser of the Corporation (except to the extent specified in Section 36(b) of the Investment Company Act concerning loss resulting from a breach of fiduciary duty (as the same is finally determined by judicial proceedings) with respect to the receipt of compensation for services), and the Corporation shall indemnify, defend and protect the Adviser (and its officers, managers, employees and members) (collectively, the “Indemnified Parties”) and hold them harmless from and against all damages, liabilities, costs and expenses (including reasonable attorneys’ fees and amounts reasonably paid in settlement) incurred by the Indemnified Parties in or by reason of any pending, threatened or completed action, suit, investigation or other proceeding (including an action or suit by or in the right of the Corporation or its security holders) arising out of or otherwise based upon the performance of any of the Adviser’s duties or obligations under this Agreement or otherwise as an investment adviser of the Corporation. (For clarity, in the event that there is a need to access the Adviser’s “E&O” liability insurance in the normal course of Adviser’s duties under this Agreement, the Corporation shall indemnify the Indemnified Parties for the cost of the Adviser’s deductible under Adviser’s liability insurance policy to the extent permitted under this Section 7). Notwithstanding the preceding sentence of this Section 7 to the contrary, nothing contained herein shall protect or be deemed to protect the Indemnified Parties against or entitle or be deemed to entitle the Indemnified Parties to indemnification in respect of, any liability to the Corporation or its security holders to which the Indemnified Parties would otherwise be subject by reason of willful misfeasance, bad faith or negligence in the performance of the Adviser’s duties, or by reason of the material breach or reckless disregard of the Adviser’s duties and obligations under this Agreement, and nothing contained herein shall constitute a waiver of any rights which the Corporation may have which may not be waived under applicable law. In calculating amounts payable to an Indemnified Party hereunder, the amount of any indemnified losses shall be computed net of any payments recovered by the Indemnified Party under any insurance policy with respect to such losses. If the amount recovered by an Indemnified Party under any insurance policy is received after payment by the Corporation to an Indemnified Party of any amount required to be paid by the Corporation under this Section 7, the Indemnified Party shall promptly repay to Corporation the amount of such insurance recovery.

8.       Representations, Warranties and Covenants of Adviser. The Adviser represents, warrants and covenants to the Corporation as follows:

(a)       The Adviser is a limited liability company duly organized, validly existing and in good standing under the laws of the state of Delaware and is registered to conduct business in the Commonwealth of Massachusetts. The Adviser has all necessary power and authority to enter into this Agreement and to perform its obligations under this Agreement. The execution and delivery by the Adviser of this Agreement and the performance by the Adviser of its obligations under this Agreement have been duly authorized by all requisite action on the part of the Adviser. This Agreement has been duly executed and delivered by the Adviser, and this Agreement constitutes a legal, valid and binding obligation of the Adviser, enforceable against the Adviser in accordance with its terms.

(b)       The Adviser is duly registered as an investment adviser under the Advisers Act. The Adviser will at all times have in effect all registrations, licenses, bonds and approvals necessary for it to perform all of its obligations under this Agreement.

(c)       The Adviser shall at all times comply in all respects with all applicable federal and state laws governing its operations, including, without limitation, the Investment Company Act and the Advisers Act.

(d)       There has been no event, fact or circumstance that would require disclosure by or regarding the Adviser or any of its advisory affiliates (as defined in Form ADV) in response to Item 11 of Part 1A of Form ADV.

(e)       Except as the Adviser has disclosed to the Corporation in writing prior to the date of this Agreement, (i) there are no actions, suits, claims, investigations or other legal proceedings pending or threatened by or against the Adviser or any of its affiliates, members or executive officers, and (ii) there is no outstanding order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any governmental authority or arbitrator against the Adviser or any of its affiliates, members or executive officers.

(f)       The Adviser will promptly (and in any event within three business days) advise the Board of Directors in writing of any event, fact or circumstance that results in any of the foregoing representations, warranties or covenants being or becoming incorrect in any respect as of the date of this Agreement or as of any time during the term of this Agreement.

9.       Effectiveness; Duration and Termination.

(a)       A condition precedent to the effectiveness of this Agreement is the approval of this Agreement by the vote of a majority of the outstanding voting securities of the Corporation entitled to be cast by the holders thereof, and this Agreement shall not become effective until such approval is obtained.

(b)       This Agreement may be terminated at any time, without the payment of any penalty, (i) upon written notice, effective on the date set forth in such notice, by the vote of a majority of the outstanding voting securities of the Corporation or by the vote of the Corporation’s Directors, or (ii) upon 60 days’ written notice, by the Adviser. From and after the Effective Date, the provisions of Section 7 of this Agreement shall remain in full force and effect, and the Adviser and the other Indemnified Parties shall remain entitled to the benefits thereof, notwithstanding any termination of this Agreement. Further, notwithstanding the termination or expiration of this Agreement as aforesaid, the Adviser shall be entitled to amounts owed under Section 6 through the date of termination or expiration, if any.

(c)       Unless earlier terminated in accordance with its terms, this Agreement shall commence on the Effective Date and continue in effect for one year from the Effective Date and thereafter shall continue automatically for successive annual periods, provided that such continuance is specifically approved at least annually by (A) the vote of the Board of Directors, or by the vote of a majority of the outstanding voting securities of the Corporation and (B) the vote of a majority of the members of the Board of Directors who are not parties to this Agreement or “interested persons” (as such term is defined in Section 2(a)(19) of the Investment Company Act) of any such party, in accordance with the requirements of the Investment Company Act.

(d)       This Agreement will automatically terminate in the event of its “assignment” (as such term is defined for purposes of Section 15(a)(4) of the Investment Company Act).

10.       Notices. Any notice under this Agreement shall be in writing to the other party at such address as the other party may designate from time to time for the receipt of such notice and shall be deemed to be received on the earlier of the date actually received, the second business day after sending the same (charges prepaid) if such notice is sent via reputable overnight delivery service or on the fourth day after the postmark if such notice is mailed first class postage prepaid.

11.       Amendment of this Agreement. This Agreement may only be amended by mutual consent, but the consent of the Corporation must be obtained in conformity with the requirements of the Investment Company Act. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. No waiver by any party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any right, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

12.       Entire Agreement. This Agreement contains the entire agreement of the parties and supersedes all prior agreements, understandings and arrangements with respect to the subject matter hereof.

13.       Governing Law; Consent to Jurisdiction; Jury Trial Waiver.

(a)       This Agreement and all claims arising hereunder or relating hereto shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any conflict of laws principles that would result in the application of the laws of any other jurisdiction, and in accordance with the applicable provisions of the Investment Company Act. In such case, to the extent the applicable laws of the State of Delaware, or any of the provisions herein, conflict with the provisions of the Investment Company Act, the latter shall control.

(b)       Each of the parties to this Agreement consents to submit to the exclusive personal jurisdiction of the Delaware Chancery Court, or if such court does not have proper jurisdiction, any other state or federal court sitting in the State of Delaware in connection with any action or proceeding arising out of or relating to this Agreement and agrees that all claims in respect of any such action or proceeding may be heard and determined in any such court. Each of the parties to this Agreement agrees not to assert in any action or proceeding arising out of or relating to this Agreement that venue in Delaware is improper, and waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives and bond, surety or other security that might be required of any other party with respect thereto.

(c)       EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT, OR UNDER ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION THEREWITH OR ARISING FROM ANY RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT OR ANY RELATED TRANSACTION, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

14.       Miscellaneous.

(a)       The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding on, and shall inure to the benefit of the parties hereto and their respective successors.

(b)       This Agreement has been freely and fairly negotiated between the parties hereto. If an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties and no presumption or burden of proof will arise favoring or disfavoring any party because of the authorship of any provision of this Agreement. Unless the context requires otherwise, any agreements, documents, instruments or laws defined or referred to in this Agreement will be deemed to mean or refer to such agreements, documents, instruments or laws as from time to time amended, modified or supplemented, including (i) in the case of agreements, documents or instruments, by consent and (ii) in the case of laws, by succession of comparable successor statutes. All references in this Agreement to any particular law will be deemed to refer also to any rules and regulations promulgated under that law. The words “include,” “includes” and “including” will be deemed to be followed by “without limitation.” The word “or” is used in the inclusive sense of “and/or” unless the context requires otherwise. References to a person or entity are also to their permitted successors and assigns. Pronouns in masculine, feminine and neuter genders will be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, unless the context requires otherwise. When a reference in this Agreement is made to an Article or Section, such reference is to an Article or Section of this Agreement unless otherwise indicated. The words “this Agreement,” “herein,” “hereof,” “hereby,” “hereunder” and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited.

(c)       Subject to Section 2(f) hereof, all of the terms, agreements, covenants, representations, warranties and conditions of this Agreement are binding upon, and inure to the benefit of and are enforceable by, the parties and their respective successors and permitted assigns.

15.       Counterparts. This Agreement may be executed in counterparts by the parties hereto, each of which shall constitute an original counterpart, and all of which, together, shall constitute one Agreement. The exchange of copies of this Agreement and of executed signature pages by facsimile transmission or by electronic mail in “portable document format” (“.pdf”) or by a combination of such means, will constitute effective execution and delivery of this Agreement as to the parties hereto and may be used in lieu of an original Agreement for all purposes. Signatures of the parties transmitted by facsimile or by .pdf shall be deemed to be their original signatures for all purposes.

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IN WITNESS WHEREOF, the parties hereto have caused this Investment Advisory Agreement to be executed by their duly authorized officers, all as of the day and the year first above written.

PRINCETON CAPITAL CORPORATION

By:	/s/ Gregory J. Cannella
Name: Greg Cannella
Title: Chief Financial Officer

HOUSE HANOVER, LLC

By:	/s/ Mark S. DiSalvo
Name: Mark S. DiSalvo
Title: President